Exhibit 1


              CONSENT OF BEARD MILLER COMPANY LLP

     We hereby consent to the incorporation by reference in the Registration Statement Form S-8, File No. 333-45874 of our report, dated June 25, 2002, relating to the financial statements of First Leesport Bancorp, Inc. 401(k) Retirement Savings Plan, included in this Annual Report (Form 1-K) for the year ended December 31, 2001.

                              /s/ Beard Miller Company LLP



Reading, Pennsylvania
June 25, 2002